UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2014

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue,

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Current Report on Form 8-K is being filed to reflect a certain retrospective revision that has been made to the financial statements of Cytokinetics, Incorporated (the “Company”) that were previously contained in its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) to reflect a reverse stock split.

As reported in the Company’s Report on Form 8-K filed June 25, 2013, on June 24, 2013, the Company effected a one-for-six reverse stock split of its common stock. All references to shares of common stock and per share data for all periods presented herein as Exhibit 99.1 have been adjusted to reflect the reverse stock split on a retroactive basis.

The Company has updated and revised the following item that was contained in the 2012 Form 10-K to reflect the retrospective revisions discussed above:

•	Item 6: Selected Financial Data

Revisions to the 2012 Form 10-K included in this Current Report on Form 8-K as noted above supersede the corresponding portion of the 2012 Form 10-K. This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect the changes described above. This Current Report on Form 8-K, including the exhibit, should be read in conjunction with the 2012 Form 10-K filed on March 15, 2013 and the Company’s subsequent SEC filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this current report:

99.1	Updates to the Company’s Annual Report on Form 10-K as of December 31, 2012
Item 6. Selected Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

February 19, 2014	By:	/s/ Sharon Barbari
Name: Sharon Barbari
Title: Executive Vice President, Finance and Chief Financial Officer